Exhibit 2.1

ORDINARY SHARES

NUMBER

RT

SHARES

RiT TECHNOLOGIES LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL
THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK, U.S.A.

CUSIP M82150 11 0

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the Registered Holder of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 0.80 EACH

of RIT TECHNOLOGIES LTD. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association of the Company and all amendments thereto, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be issued under the facsimile seal of the Company.

Dated:

RIT TECHNOLOGIES LTD. CORPORATE SEAL ISRAEL

Chairman of the Board of Directors

President and Chief Executive Officer

Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

PROOF OF: AUG 10, 2009
RIT TECHNOLOGIES LTD.
TSB 32873 FC
OPERATOR: AP
R1

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: HOLLY GRONER: 615-261-0610

COLORS SELECTED FOR PRINTING: Logo prints black, Intaglio prints SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF